Exhibit 12(a)(1)(iii)

Letter of Transmittal

Key Technology, Inc.

Offer to Exchange its

Series D Convertible Preferred Stock

for any and all of its outstanding

Series B Convertible Preferred Stock

The Exchange Offer and Withdrawal Rights will expire at
5:00 p.m., New York City time, on June 14, 2002, unless extended by us

Deliver to:
American Stock Transfer & Trust Company
59 Maiden Lane
New York, NY 10038
Attention: Exchange Department
Telephone No.: 1-800-937-5449
Fax No.: (718) 236-2641

    If you choose to participate in the Exchange Offer, you must complete this Letter of Transmittal and deliver it along with your Series B Preferred stock certificates to American Stock Transfer & Trust Company, no later than 5:00 p.m., New York City time, on June 14, 2002 (the “Expiration Date”), unless such date is extended by us. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. You should read the accompanying instructions carefully before you complete this Letter of Transmittal. Terms not defined in this Letter of Transmittal have the meanings ascribed to them in the offering memorandum (the “Offering Memorandum”) accompanying this Letter of Transmittal.

    List below the Series B Preferred stock certificates to which this Letter of Transmittal relates. If the space indicated below is inadequate, the stock certificate numbers and corresponding number of shares should be listed on a separately signed schedule affixed hereto.

DESCRIPTION OF SERIES B PREFERRED TENDERED HEREBY

Name(s) and Address(es) of Holder(s) Exactly as Name(s) Appear(s) on Stock Certificates	Stock Certificate	Number

Signatures Must Be Provided Below
Please Read The Accompanying Instructions Carefully

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to Key Technology, Inc., an Oregon corporation (the “Company”), the number of shares of Series B Preferred indicated above. Subject to, and effective upon, the acceptance for exchange of such Series B Preferred tendered hereby, the undersigned hereby exchanges, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such shares of Series B Preferred as are being tendered hereby. Upon the terms and subject to the conditions of the Exchange Offer, the undersigned does hereby irrevocably constitute and appoint the Company as the undersigned’s true and lawful attorney-in-fact, for it and in its name and stead, to sell, assign and transfer such shares of Series B Preferred, and for that purpose to make and execute all necessary acts of assignment and transfer thereof; and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or substitute or substitutes shall lawfully do by virtue hereof. The undersigned represents and warrants that it has full power and authority to tender, exchange, assign and transfer the shares of Series B Preferred and to acquire shares of Series D Preferred issuable upon the exchange of such tendered shares of Series B Preferred, and that when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered shares of Series B Preferred, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

The undersigned recognizes that the Company may amend the Exchange Offer and may not be required to complete the Exchange Offer and/or exchange any of the shares of Series B Preferred tendered hereby and, in such event, the shares of Series B Preferred not exchanged will be returned to the undersigned at the address shown below the signature of the undersigned.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Tendered shares of Series B Preferred may be withdrawn at any time prior to the Expiration Date.

Holder(s) of Series B Preferred Sign Here

X

X

(Signature(s) of Holder(s))
    Must be signed by holder(s) exactly as name(s) appear(s) on the stock certificates for the shares of Series B Preferred. If signature is by attorney-in-fact, trustee, executor, administrator, guardian, officer of a corporation or other person acting in a fiduciary capacity, please provide the following information:

(Please print or type):

Name and Capacity (full title):____________________________________________________

_____________________________________________________________________________

Address (including zip):_________________________________________________________

Area Code and Telephone Number:___________________________

Dated:_________________________

Instructions

Forming Part of the Terms and
Conditions of the Exchange Offer

1.    Delivery of this Letter of Transmittal and Stock Certificates.

    You choose how you will deliver this Letter of Transmittal, the stock certificates representing the shares of Series B Preferred and any other required documents at your own election and risk, and except as otherwise provided below, you will only be deemed to have delivered the shares of Series B Preferred when the Exchange Agent actually receives them. If you plan to deliver your shares of Series B Preferred by mail, you should use registered mail with return receipt requested, properly insured.

    No alternative, conditional, irregular or contingent tenders will be accepted. All holders that tender their shares of Series B Preferred, by execution of this Letter of Transmittal, shall waive any right to receive notice of the acceptance of the shares of Series B Preferred for exchange.

    Delivery to an address other than as set forth herein will not constitute a valid delivery.

2.    Withdrawals.

    You may withdraw shares of Series B Preferred that you have tendered pursuant to the Exchange Offer at any time before the Expiration Date, after which your tender will be irrevocable. To be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent. Any such notice of withdrawal must (i) identify the shares of Series B Preferred to be withdrawn (including the stock certificate number(s) and the number of shares) and (ii) be signed by the holder in the same manner as the original signature on this Letter of Transmittal (including any required signature guarantees). All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any shares of Series B Preferred so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no shares of Series D Preferred will be issued with respect thereto unless the shares of Series B Preferred so withdrawn are validly re-tendered.

3.    Signature on this Letter of Transmittal; Written Instruments and Endorsements.

    If any of the shares of Series B Preferred tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal. If this Letter of Transmittal, any certificates or separate written instruments of transfer or exchange are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority so to act must be submitted.

4.    Transfer Taxes.

    The Company shall pay all transfer taxes, if any, applicable to the transfer and exchange of the shares of Series B Preferred to it or its order pursuant to the Exchange Offer. If a transfer tax is imposed for any reason other than the transfer and exchange of shares of the Series B Preferred to the Company or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exception therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

    Except as provided in this Instruction 4, it will not be necessary for transfer stamps to be affixed to the shares of Series B Preferred listed in this Letter of Transmittal.

5.    Termination or Amendment of the Exchange Offer.

    The Company reserves the right not to proceed with the Exchange Offer, as well as the right to modify the terms of the Exchange Offer.

6.    Mutilated, Lost, Stolen or Destroyed Shares of Series B Preferred.

    Any holder whose shares of Series B Preferred have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above before the Expiration Date for further instructions.

7.    Requests for Assistance or Additional Copies.

    Questions relating to the procedure for tendering as well as requests for additional copies of this Letter of Transmittal, may be directed to the Exchange Agent at the address indicated above.

8.    Validity and Form.

All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered shares of Series B Preferred and withdrawal of tendered shares of Series B Preferred will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the right to reject any and all shares of Series B Preferred not properly tendered or any shares of Series B Preferred the Company’s acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular shares of Series B Preferred. The Company’s interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of shares of Series B Preferred must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of shares of Series B Preferred, neither the Company nor any other person shall incur any liability for failure to give such notification. Tenders of shares of Series B Preferred will not be deemed to have been made until such defects or irregularities have been cured or waived. Any shares of Series B Preferred received by the Company that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Company to the tendering holders as soon as practicable after the Expiration Date.

IMPORTANT:    This Letter of Transmittal (together with the stock certificates representing the shares of Series B Preferred) must be received by the Exchange Agent on or before the Expiration Date.

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